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                                                                    EXHIBIT 6.11

   6.11 NON-STATUTORY INCENTIVE STOCK OPTION GRANT - A. SEALY, 7/21/98

                               HYPERBARIC SYSTEMS
                 NOTICE OF GRANT OF NON-STATUTORY STOCK OPTION

        NOTICE is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of HYPERBARIC SYSTEMS (the "Company"):

        OPTIONEE             :          ARDETH N. SEALY

        GRANT DATE           :          7/21/1998

        OPTION PRICE         :          $0.10 PER SHARE

        NUMBER OF OPTIONED
        SHARES               :          10,000

        EXPIRATION DATE      :          7/20/2003

        TYPE OF OPTION:                 NON-STATUTORY STOCK OPTION

        EXERCISE SCHEDULE    :          Upon Grant

        Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the HYPERBARIC SYSTEMS, 1998 Non-Statutory Stock Option Plan (The "Plan"). Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Non-Statutory Incentive Stock Option Agreement attached hereto as Exhibit A.

        Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.


Dated:    July 21, 1998                          HYPERBARIC SYSTEMS
      -----------------------
                                                 By
                                                   -----------------------------

                                                   Harry Masuda, President and
                                                   Chief Executive Officer

                                                            "OPTIONEE"
                                                   -----------------------------
                                                           (Signature)

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                                                  Ardeth N. Sealy
                                                  --------------------
                                                       (Type Name)

                                                  902 Santa Rosa Court
                                                  Roseville, CA 95661
                                                  --------------------
                                                       (Address)

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                                  NON-STATUTORY
                        INCENTIVE STOCK OPTION AGREEMENT

        This AGREEMENT is made between HYPERBARIC SYSTEMS, having a principal place of business at 1127 Harker Avenue, Palo Alto, CA 94301, hereafter referred to as "Optionor," and Ardeth N. Sealy, hereinafter referred to as "Optionee."

                                 OPTION GRANTED

        1. Optionor hereby grants Optionee an option to purchase 10,000 shares of common stock at a purchase price of $0.10 per share.

                           TIME OF EXERCISE OF OPTION

        2. Optionee may exercise this option to purchase his or her shares according to the following schedule:

           100% Upon Issue

until termination of the option as provided in Paragraph 8, below, so long as at all times, beginning with the date of the grant of this option and ending three months prior to the date of exercise, or 12 months prior to the date of exercise if the optionee is disabled within the meaning of Internal Revenue Code Section 22(e)(3), Optionee continues to provide services periodically to the Corporation/Optionor. For the purposes of this Agreement, the Optionee shall be deemed to remain in the "Service" of the Corporation for so long as such individual renders services on a periodic basis to the Corporation, or any parent or subsidiary corporation, in the capacity as an independent contractor, consultant, and non employee members of the Advisory Board, and members of the Board of Directors.

                               METHOD OF EXERCISE

        3. This option shall be exercised by Optionee, or in the case of the exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be, by written notice delivered to Employer at its principal place of business, stating the number of shares for which the option is being exercised. The notice must be accompanied by a check or other payment in full in any other form which the Committee who administers the Plan, may, in its discretion, approve at the time of the exercise in accordance with Paragraph 4 of this Agreement.

        In the case of the exercise of an Optionee's option after death, the person or persons exercising on behalf of the deceased Optionee shall provide appropriate documentation establishing their right to act on behalf of the decedent.

                                      LOANS

        4. The Committee acting as plan administrator may, in its absolute discretion and without any obligation to do so, assist the Optionee in the exercise of this option by (1)

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authorizing the extension of a loan to the Optionee from the Company or (ii)
permitting the Optionee to pay the option price for the purchased shares of stock in installments over a period of years. The terms of the loan or installment method of payment (including the interest rate, the collateral requirements and terms of repayment) shall be established by the Committee as plan administrator, in its sole discretion.

                               CAPITAL ADJUSTMENTS

        5.(a) The existence of this option shall not affect in any way the right or power of Employer or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in Optionor's capital structure or its business, or any merger or consolidation of the Optionor or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, or the issuance of any securities convertible into any common stock or of any rights, options, or warrants to purchase any common stock, or the dissolution or liquidation of the Optionor, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Optionor, whether of a similar character or otherwise.

        (b) The shares with respect to which this option is granted are shares of the common voting stock of HYPERBARIC SYSTEMS as presently constituted, but if and whenever, prior to the delivery by Optionor of all the shares of the stock with respect to which this option is granted, Optionor shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the stock outstanding without receiving compensation therefor in money, services, or property, the number of shares of stock then remaining subject to this option shall (a) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (b) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

                            MERGER AND CONSOLIDATION

        6.(a) Following the merger of one or more corporations into Optionor or any consolidation of Optionor and one or more corporations in which Optionor is the surviving corporation, the exercise of these options shall apply to the shares of the surviving corporation.

        (b) Notwithstanding any other provision of this Agreement, this option shall terminate on the dissolution or liquidation of Optionor, or on any merger or consolidation in which Optionor is not the surviving corporation.

                               TRANSFER OF OPTION

        7. During Optionee's lifetime, this option shall be exercisable only by Optionee. This option shall not be transferable by Optionee other than by the laws of the descent and distribution upon Optionee's death. In the event of Optionee's death during employment or during the applicable period after termination of employment specified in Paragraph 2 above, Optionee's personal representatives may exercise any portion of this option that remains unexercised at the time of Optionee's death, provided that any such exercise must be made, if at

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all, during the period within one year after Optionee's death, and subject to the option termination date specified in Paragraph 8(a) below.

                              TERMINATION OF OPTION

        8. This option shall terminate on the earliest of the following dates:

               a.     Five years from the date of the granting of this option.

                              RIGHTS AS SHAREHOLDER

        9. Optionee will not be deemed to be a holder of any shares pursuant to the exercise of this option until Optionee pays the option price and a stock certificate is delivered to Optionee for those shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is delivered.

                                  CONSTRUCTION

        10. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provision of the Plan. All decisions of the Plan Administrator and/or Compensation Committee with respect to any question shall be conclusive and binding on all persons having an interest in this option.

                                  GOVERNING LAW

        11. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.


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                        EFFECTIVE DATE OF THIS AGREEMENT

        12. The effective date of this Agreement and granting of option to the Optionee shall be the date this agreement is signed and written herein below.

        EXECUTED THIS 21 DAY OF JULY, 1998, AT PALO ALTO, CALIFORNIA.


          "OPTIONOR"                                       "OPTIONEE"

      HYPERBARIC SYSTEMS

BY:
   ----------------------------
   HARRY MASUDA, PRESIDENT                             (Signature)



                                         Ardeth N. Sealy
                                         -------------------------
                                                       (Type Name)

                                         902 Santa Rosa Court
                                         Roseville, CA 95661
                                         ---------------------------
                                                       (Type Address)